Press release

RBC Bearings Awarded Federal Tax Credit for Wind Project

Oxford, CT – January 12, 2010 – RBC Bearings Incorporated (NASDAQ: ROLL), a leading international manufacturer of highly-engineered precision plain, roller and ball bearings for the industrial, defense and aerospace industries, today announced that the Company has received two awards for clean energy manufacturing federal tax credits totaling $8.3 million to support the development of its wind turbine bearing facility in Houston, Texas.

“We recognize the important role that wind power will play in the President’s initiatives for clean, domestic energy and we are grateful for the government’s support of RBC Bearings’ efforts to participate in this important high growth market,” said Dr. Michael J. Hartnett, Chairman and Chief Executive Officer.  “These credits will support our expansion into large diameter bearings to serve the wind turbine markets.  We are optimistic about the long-term prospects of this initiative and we believe that our manufacturing expertise will continue to serve us well in the future.”

The tax credits were awarded by the U.S. Internal Revenue Service in cooperation with the Department of Energy as part of the American Reinvestment and Recovery Act. In accordance with section 48C of the Internal Revenue Code, two credit awards were received.  The first award is a credit of $4,157,400 related to the recently completed investment in RBC Bearings’ Houston, Texas facility equipment.  The second award is a credit of $4,155,000 to support further expansion of the Houston facility equipment going forward.

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings and components.  Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets.  Headquartered in Oxford, Connecticut, RBC Bearings currently employs approximately 1,724 people and operates 23 manufacturing facilities in four countries.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may”, “estimate”, “intend”, “continue”, “believe”, “expect”, “anticipate” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to our ability to integrate acquired companies or assets, general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, the Company’s ability to meet its debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s Annual Report filed on Form 10-K. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statement.

Contacts

RBC Bearings
Daniel A. Bergeron, 203-267-5028
dbergeron@rbcbearings.com
or
FD
Michael Cummings, 617-747-1796
investors@rbcbearings.com